                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   ----------

                                    FORM 8-K




                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



                                  July 16, 1998
                         -------------------------------
                        (Date of earliest event reported)



                        Capital One Financial Corporation
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



        Delaware                      1-13300                   54-1719854
 ---------------------            ---------------               --------------
(State of incorporation          (Commission File              (IRS Employer
    or organization)                  Number)                Identification No.)



2980 Fairview Park Drive
Suite 1300
Falls Church, Virginia                                                   22042
--------------------------------------                                 --------
(Address of principal executive offices)                              (Zip Code)



       Registrant's telephone number, including area code: (703) 205-1000

Item 5.  Other Events.
         -------------


         (a)      See attached press release.


         (b)      Cautionary Factors


         The attached press release contains forward looking statements which involve a number of risks and uncertainties. The Company cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information as a result of various factors including, but not limited to, the following: continued intense competition from numerous providers of products and services which compete with the Company's businesses; with respect to financial products, changes in the Company's aggregate accounts or consumer loan balances and the growth rate thereof, including changes resulting from factors such as shifting product mix, amount of actual marketing expenses made by the Company and attrition of accounts and loan balances; an increase in credit losses (including increases due to a worsening of general economic conditions); difficulties or delays in the development, production, testing and marketing of new products or services; losses associated with new products or services; financial, legal, regulatory or other difficulties that may affect investment in, or the overall performance of, a product or business, including changes in existing laws to regulate further the credit card and consumer loan industry and the financial services industry, in general; the amount of, and rate of growth in, the Company's expenses (including associate and marketing expenses) as the Company's business develops or changes or as it expands into new market areas; the availability of capital necessary to fund the Company's new businesses; the ability of the Company to build the operational and organizational infrastructure necessary to engage in new businesses or to expand internationally; the ability of the Company to recruit experienced personnel to assist in the management and operations of new products and services; and other factors listed from time to time in the Company's SEC reports, including the Annual Report on Form 10-K for the year ended December 31, 1997 (Part I, Item 1, Cautionary Statements).



Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
         -------------------------------------------------------------------

        99.1.     Press Release of the Company dated July 16, 1998.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.




                                     CAPITAL ONE FINANCIAL CORPORATION



    Dated:  July 16, 1998            By:  /s/ James M. Zinn
                                          ------------------
                                          James M. Zinn
                                          Senior Vice President and Chief
                                          Financial Officer

                                  EXHIBIT INDEX





         99.1     Press Release of the Company dated July 16, 1998.

                                  Exhibit 99.1

                  [Capital One Financial Corporation Letterhead]



FOR IMMEDIATE RELEASE:                     Contact:     Paul Paquin
---------------------
July 16, 1998                                           V.P., Investor Relations
                                                        (703) 205-1039

                                                        Sam Wang
                                                        Manager, Media Relations
                                                        (703) 205-1180


               Capital One Reports Record Second Quarter Earnings

Falls Church, Va. (July 16, 1998) - Capital One Financial Corporation
(NYSE: COF) today announced record second quarter 1998 earnings of $66.9 million, or $.96 per share, versus earnings of $65.7 million, or $.96 per share, for the first quarter of 1998 and $39.4 million, or $.58 per share, for the comparable period in the prior year. Earnings per share amounts are reported on a diluted basis.

         "We are pleased that our information-based strategy continues to allow us to identify new opportunities in our domestic and international businesses," said Richard D. Fairbank, Capital One's Chairman and Chief Executive Officer. "These opportunities and an improving credit risk picture are enabling us to invest in record levels of marketing."

         Revenue, defined as managed net interest income and non-interest income, increased to $653 million in the second quarter of 1998 versus $637 million in the first quarter of 1998 and increased 40 percent over $466 million for the comparable period in the prior year. For the quarter, Capital One's managed consumer loan balances increased by $967 million to $15.0 billion. The Company also added 914,000 net new accounts, bringing total accounts to 13.6 million.

         The managed net interest margin was 9.84 percent in the second quarter of 1998, an expected decrease from 10.40 percent in the first quarter of 1998 and an increase from 8.30 percent in the comparable period of the prior year. The lower margin from the previous quarter primarily reflects decreases in late fees as the Company's delinquency levels declined. Non-interest income increased $33 million compared to the first quarter of 1998 and $84 million for the comparable period in the prior year. This growth reflects increased fees
(including annual membership, interchange, and overlimit) on our customized products and strategic cross-sell initiatives.

         The managed delinquency rate (30+ days) decreased to 5.14 percent as of June 30, 1998, compared with 5.75 percent as of March 31, 1998, exceeding typical seasonal patterns. The managed net charge-off rate decreased to 5.91 percent for the second quarter of 1998 compared with 6.04 percent in the first quarter of 1998. These decreases demonstrate the combination of high-quality growth and improving consumer credit.

         "We continue to see favorable risk trends as both the delinquency and charge-off rates improved modestly in the quarter," said Nigel W. Morris, Capital One's President and Chief Operating Officer. "These improvements exceeded seasonal expectations but we remain cautious in our outlook."

          Marketing investment increased in the second quarter of 1998 to a record $86 million versus $75 million in the first quarter of 1998 and $45 million in the comparable period of the prior year. Other non-interest expenses (excluding marketing and performance-based stock options) for the second quarter of 1998 were $222 million versus $182 million for the first quarter of 1998 and $157 million in the comparable period of the prior year. Operating expenses reflect increased investments in staff levels and infrastructure development to position the Company for continued growth.

         The allowance for loan losses was maintained at $213 million, and decreased to 4.14 percent of on-balance sheet receivables as of June 30, 1998, from 4.49 percent as of March 31, 1998. Capital ratios were strong as of June 30, 1998 at 15.25 percent of reported assets and 6.68 percent of managed assets.

         Separately, earlier this week Capital One signed an agreement to acquire Summit Acceptance Corporation. Based in Dallas, Texas, Summit is a proven performer in the subprime automobile finance industry with approximately 180 employees and serviced loans of approximately $260 million as of June 30, 1998. The acquisition price for Summit will be approximately $55 million which will be paid through the issuance of Capital One stock. The acquisition will be accounted for as a purchase and goodwill of approximately $70 million will be amortized over 15 years. The acquisition is expected to be completed by the end of the third quarter and its impact is expected to be neutral to earnings per share in 1998 and accretive to earnings per share in 1999.

         Headquartered in Falls Church, Virginia, Capital One Financial Corporation is a holding company whose principal subsidiaries, Capital One Bank and Capital One, F.S.B., offer financial consumer lending products. Capital One's subsidiaries collectively had 13.6 million customers and $15.0 billion in managed loans outstanding as of June 30, 1998, and are among the largest providers of MasterCard and Visa credit cards in the world. Capital One trades on the New York Stock Exchange under the symbol "COF" and is included in the S&P 500 Index.
                                       ###

[Note: This release and financial information are available on the Internet on Capital One's home page (address http://www.capitalone.com). Click on "Financial Information" to view/download the release and financial information.]

                    CAPITAL ONE FINANCIAL CORPORATION (COF)
                         FINANCIAL & STATISTICAL SUMMARY



                                             98           98            97             97             97
                                             Q2           Q1            Q4             Q3             Q2
(in millions, except per share data and as noted)
------------------------------------------------------------------------------------------------------------
Earnings (Managed Basis)
Net Interest Income                       $ 399.5       $  416.7     $   361.6      $   330.7    $   296.3
Non-Interest Income                         253.2          220.7         230.4          218.5        169.3
                                     -----------------------------------------------------------------------
Total Revenue                               652.7          637.4         592.0 (1)      549.2        465.6
Provision for Loan Losses                   213.1          242.5         255.7          243.6        200.1
Marketing Expenses                           85.8           75.0          65.0           60.8         45.0
Operating Expenses                          246.0 (2)      213.9 (2)     177.4          165.2        157.1
                                     -----------------------------------------------------------------------
Income Before Taxes                         107.8          106.0          93.9           79.6         63.5
Tax Rate                                     38.0%          38.0%         38.0%          38.0%        38.0%
Net Income                                $  66.9       $   65.7     $    58.2      $    49.3    $    39.4
------------------------------------------------------------------------------------------------------------
Common Share Statistics
Basic EPS                                 $   1.02      $   1.00     $    0.89      $    0.75    $    0.59
Diluted EPS                               $   0.96      $   0.96     $    0.86      $    0.73    $    0.58
Dividends Per Share                       $   0.08      $   0.08     $    0.08      $    0.08    $    0.08
Book Value Per Share (period end)         $  16.31      $  15.08     $   13.66      $   12.84    $   12.35
Stock Price Per Share (period end)        $ 124.19      $  78.88     $   54.19      $   45.75    $   37.75
Total Market Capitalization (period end)  $8,139.0      $5,163.7     $ 3,542.2      $ 3,001.0    $ 2,509.8
Shares Outstanding (period end)               65.5          65.5          65.4           65.6         66.5
Shares Used to Compute Basic EPS              65.5          65.4          65.5           66.2         66.4
Shares Used to Compute Diluted EPS            69.5          68.4          67.5           67.6         67.6
------------------------------------------------------------------------------------------------------------
Managed Loan Statistics (period avg.)
Average Loans                             $ 14,417      $ 14,097     $  13,824      $  12,918    $  12,715
Average Earning Assets                    $ 16,242      $ 16,020     $  15,655      $  14,608    $  14,278
Average Assets                            $ 17,296      $ 16,834     $  16,367      $  15,618    $  15,272
Average Equity                            $  1,037      $    950     $     892      $     841    $     798
Net Interest Margin                           9.84%        10.40%         9.24%(3)       9.05%        8.30%
Return on Average Assets (ROA)                1.55%         1.56%         1.42%          1.26%        1.03%
Return on Average Equity (ROE)               25.78%        27.66%        26.12%         23.47%       19.72%
Net Charge-Off Rate                           5.91%         6.04%         6.37%(4)       6.66%        6.38%
Net Charge-Offs                           $  213.0      $  212.7     $   255.6 (4)  $   215.1    $   202.8
------------------------------------------------------------------------------------------------------------
Managed Loan Statistics (period end)
Reported Loans                            $  5,140      $  4,748     $   4,862      $   4,330    $   3,624
Securitized Loans                            9,829         9,254         9,369          9,143        9,113
                                     -----------------------------------------------------------------------
Total Loans                               $ 14,969      $ 14,002     $  14,231      $  13,473    $  12,737
Delinquency Rate (30+ days)                   5.14%(5)      5.75%(5)      6.20%(5)       6.36%        6.33%
Number of Accounts (000's)                  13,588        12,674        11,747         10,664        9,796
Total Assets                              $ 17,462      $ 16,464     $  16,433      $  15,440    $  15,270
Capital, Including Preferred Interests    $1,167.0      $1,085.2     $   990.9      $   939.7    $   918.5
Capital to Managed Assets Ratio               6.68%         6.59%         6.03%          6.09%        6.01%
Percent Introductory Rate Loans                 20%           22%           27%            26%          25%
------------------------------------------------------------------------------------------------------------

(1) Net of a $73.3 million reduction to more conservatively report uncollectible finance charge and fee income receivables and the charge-off of credit card loans at 180 days past-due.
(2) Operating expenses include $24.0 million and $32.4 million in compensation expense in Q298 and Q198, respectively, for performance-based stock options.
(3) The net interest margin, without the modifications in charge-off policy and finance charge and fee income recognition, was 10.13%.
(4) The net charge-off rate and net charge-offs, without the modification in charge-off policy, were 6.02% and $208.2 million, respectively.
(5) The delinquency rate reflects the modifications in charge-off policy and finance charge and fee income recognition.

CAPITAL ONE FINANCIAL CORPORATION
Consolidated Balance Sheets
(in thousands)(unaudited)


                                                          June 30          March 31          June 30
                                                            1998             1998              1997
                                                        -------------    -------------    -------------

Assets:
Cash and due from banks                                 $      8,463     $      2,983     $    136,112
Federal funds sold and resale agreements                                      105,000          295,507
Interest-bearing deposits at other banks                      30,926           34,077           21,441
                                                        -------------    -------------    -------------
    Cash and cash equivalents                                 39,389          142,060          453,060
Securities available for sale                              1,431,091        1,513,398        1,142,328
Consumer loans                                             5,140,340        4,748,186        3,623,952
    Less:  Allowance for loan losses                        (213,000)        (213,000)        (118,500)
                                                        -------------    -------------    -------------
Net loans                                                  4,927,340        4,535,186        3,505,452
Premises and equipment, net                                  188,727          163,757          181,078
Interest receivable                                           45,866           44,213           48,135
Accounts receivable from securitizations                     836,274          696,599          729,238
Other                                                        182,751          128,689          100,144
                                                        -------------    -------------    -------------
    Total assets                                        $  7,651,438     $  7,223,902     $  6,159,435
                                                        =============    =============    =============


Liabilities:
Interest-bearing deposits                               $  1,287,402     $  1,160,850     $    869,801
Other borrowings                                             959,480          723,614          293,734
Senior notes                                               3,709,404        3,464,176        3,468,801
Deposit notes                                                 99,996          299,996          299,996
Interest payable                                              83,167           67,544           72,261
Other                                                        345,037          422,480          236,343
                                                        -------------    -------------    -------------
    Total liabilities                                      6,484,486        6,138,660        5,240,936

Guaranteed Preferred Beneficial Interests
  In Capital One Bank's Floating Rate Junior
  Subordinated Capital Income Securities:                     97,791           97,727           97,534

Stockholders' Equity:
Common stock                                                     666              666              665
Paid-in capital, net                                         561,518          543,179          491,953
Retained earnings                                            547,485          485,750          327,896
Cumulative other comprehensive income                          3,421            2,325              451
    Less:  Treasury stock, at cost                           (43,929)         (44,405)
                                                        -------------    -------------    -------------
    Total stockholders' equity                             1,069,161          987,515          820,965
                                                        -------------    -------------    -------------
    Total liabilities and stockholders' equity          $  7,651,438     $  7,223,902     $  6,159,435
                                                        =============    =============    =============

CAPITAL ONE FINANCIAL CORPORATION
Consolidated Statements of Income
(in thousands, except per share data)(unaudited)



                                                              Three Months Ended                        Six Months Ended
                                                    June 30       March 31       June 30             June 30       June 30
                                                     1998           1998          1997                1998           1997
                                             -----------------------------------------------     -----------------------------


Interest Income:
Consumer loans, including fees                  $     245,129       $  229,638    $    143,485    $    474,767   $    289,997
Federal funds sold and resale agreements                2,140            5,078           2,613           7,218          8,277
Other                                                  24,169           23,326          20,772          47,495         37,190
                                             ---------------------------------------------------------------------------------
    Total interest income                             271,438          258,042         166,870         529,480        335,464

Interest Expense:
Deposits                                               13,635           14,138           8,635          27,773         19,072
Other borrowings                                       20,375           16,053          10,453          36,428         16,977
Senior and deposit notes                               67,704           63,029          64,523         130,733        127,959
                                             ---------------------------------------------------------------------------------
    Total interest expense                            101,714           93,220          83,611         194,934        164,008
                                             ---------------------------------------------------------------------------------
Net interest income                                   169,724          164,822          83,259         334,546        171,456
Provision for loan losses                              59,013           85,866          46,776         144,879         95,963
                                             ---------------------------------------------------------------------------------
Net interest income after provision for loan losses   110,711           78,956          36,483         189,667         75,493

Non-Interest Income:
Servicing and securitizations                         155,412          168,655         148,562         324,067        318,595
Service charges                                       128,191          113,324          57,278         241,515        110,926
Interchange                                            20,371           14,799          11,405          35,170         20,720
Other                                                  24,979           19,121          11,797          44,100         21,858
                                             ---------------------------------------------------------------------------------
    Total non-interest income                         328,953          315,899         229,042         644,852        472,099

Non-Interest Expense:
Salaries and associate benefits                       113,428          107,953          69,287         221,381        139,923
Marketing                                              85,811           75,000          44,995         160,811         99,046
Communications and data processing                     34,840           29,363          24,320          64,203         46,110
Supplies and equipment                                 32,368           22,615          18,406          54,983         36,479
Occupancy                                              11,090           10,644           7,388          21,734         15,189
Other                                                  54,299           43,308          37,659          97,607         78,855
                                             ---------------------------------------------------------------------------------
    Total non-interest expense                        331,836          288,883         202,055         620,719        415,602
                                             ---------------------------------------------------------------------------------
Income before income taxes                            107,828          105,972          63,470         213,800        131,990
Income taxes                                           40,975           40,269          24,118          81,244         50,156
                                             ---------------------------------------------------------------------------------

Net income                                      $      66,853      $    65,703    $     39,352    $    132,556   $     81,834
                                             =================================================================================

Basic earnings per share                        $        1.02      $      1.00    $       0.59    $       2.02   $       1.23
                                              ================================================================================
Diluted earnings per share                      $        0.96      $      0.96    $       0.58    $       1.92   $       1.21
                                              ================================================================================

Dividends paid per share                        $        0.08      $      0.08    $       0.08    $       0.16   $       0.16
                                              ================================================================================


CAPITAL ONE FINANCIAL CORPORATION
Statements of Average Balances, Income and Expense, Yields and Rates (dollars in thousands)(unaudited)



Managed (1)                                    Quarter Ended 6/30/98                 Quarter Ended 3/31/98
                                        ----------------------------------  -----------------------------------
                                            Average     Income/   Yield/          Average     Income/    Yield/
                                            Balance     Expense   Rate            Balance     Expense    Rate
                                            -------     -------  ------           -------     -------    ------
Earning assets:
  Consumer loans                         $ 14,416,722  $ 607,247    16.85%   $ 14,097,475  $ 615,053    17.45%
  Federal funds sold and resale agreements    151,275      2,140     5.66         362,680      5,078     5.60
  Other securities                          1,674,381     24,169     5.77       1,559,732     23,326     5.98
                                        ----------------------------------  -----------------------------------
Total earning assets                     $ 16,242,378  $ 633,556    15.60%   $ 16,019,887  $ 643,457    16.06%
                                         ========================            =========================

Interest-bearing liabilities:
  Deposits                               $  1,193,508  $  13,635     4.57%   $  1,266,064  $  14,138     4.47%
  Other borrowings                          1,318,889     20,375     6.18       1,077,082     16,053     5.96
  Senior and deposit notes                  3,905,684     67,704     6.93       3,683,113     63,029     6.85
  Securitization liability                  9,190,007    132,337     5.76       9,297,590    133,526     5.74
                                         ----------------------------------  ----------------------------------
Total interest-bearing liabilities       $ 15,608,088  $ 234,051     6.00%   $ 15,323,849  $ 226,746     5.92%
                                        =========================            =========================


                                                                  =========                           =========
Net interest spread                                                  9.60%                              10.14%
                                                                  =========                           =========

Interest income to average earning assets                           15.60%                              16.06%
Interest expense to average earning assets                           5.76                                5.66
                                                                  ---------                           ---------
Net interest margin                                                  9.84%                              10.40%
                                                                  =========                           =========



         Quarter Ended 6/30/97
-----------------------------------
       Average     Income/   Yield/
       Balance     Expense   Rate
       -------     -------  -------

 $ 12,714,870  $ 482,088     15.17%
      187,650      2,613      5.57
    1,375,364     20,772      6.04
-----------------------------------
 $ 14,277,884  $ 505,473     14.16%
=========================


 $    817,936  $   8,635      4.22%
      694,814     10,453      6.02
    3,768,797     64,523      6.85
    8,713,517    125,531      5.76
-----------------------------------
 $ 13,995,064  $ 209,142      5.98%
=========================

                          ---------

                              8.18%
                          =========

                             14.16%
                              5.86
                          ---------
                              8.30%
                          =========


(1) The information in this table reflects the adjustment to add back the effect of securitized loans.